                                                                 Exhibit 99.9(a)

                     MONY Life Insurance Company of America
                            525 Washington Boulevard
                         Jersey City, New Jersey 07310

                                                                      SHANE DALY
                                                              Vice President and
                                                       Associate General Counsel

                                                                   (212)314-3912
                                                               FAX (212)707-1791

                                                                  LAW DEPARTMENT

                                 April 22, 2016

MONY Life Insurance Company of America
525 Washington Boulevard
Jersey City, New Jersey 07310

Dear Sirs:

          This opinion is furnished in connection with the filing by MONY Life Insurance Company of America ("MONY America") and MONY America Variable Account A ("Variable Account A") of the Form N-4 Registration Statement of MONY America and Variable Account A under the Securities Act of 1933 (File No. 33-20453) and of the Registration Statement of Variable Account A under the Investment Company Act of 1940 ("1940 Act") included in the same Form N-4. The Registration Statement covers an indefinite number of units of interest ("Units") in Variable Account A.

          The Units are purchased with contributions received under individual annuity contracts (the "Contracts"). As described in the prospectus included in the Form N-4 Registration Statement, the Contracts are designed to provide for retirement income benefits.

          I have examined such corporate records of MONY America and provisions of the Arizona Insurance Law as are relevant to authorization and issuance of the Contracts and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. MONY America is a corporation duly organized and validly existing under the laws of the State of Arizona.

2. Variable Account A was duly established pursuant to the provisions of Arizona Insurance Law.

3. The assets of Variable Account A are owned by MONY America; MONY America is not a trustee with respect thereto. Under Arizona law, the income, gains and losses, whether or not realized, from assets allocated to Variable Account A must be credited to or charged against such account, without regard to the other income, gains or losses of MONY America.

4. The Contracts provide that the portion of the assets of Variable Account A equal to the reserves and other contract liabilities with respect to Variable Account A shall not be chargeable with liabilities arising out of any other business MONY America may conduct and that MONY America reserves the right to transfer assets of Variable Account A in excess of such reserves and contract liabilities to the general account of MONY America.

5. The Contracts (including any Units credited thereunder) have been duly authorized and when issued in accordance with applicable regulatory approvals represent validly issued and binding obligations of MONY America.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Shane Daly
                                               --------------------------------
                                               Shane Daly